UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 5, 2007
Date of Report (Date of earliest event reported)
CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19986 (Commission File Number)	94-3061375 (I.R.S. Employer Identification Number)
500 Forbes Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)
(650) 266-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 5, 2007, Cell Genesys, Inc. entered into a Committed Equity Financing Facility, or CEFF, with Kingsbridge Capital Limited. Pursuant to the CEFF, Kingsbridge committed to purchase, subject to certain conditions, shares of our common stock with an aggregate purchase price of up to $75 million. The CEFF allows us to raise capital to support our corporate, research and development activities. As part of the arrangement, we issued a warrant to Kingsbridge to purchase 421,918 shares of our common stock with an exercise price of $4.68 per share. The warrant is exercisable beginning six months after the date of grant and for a period of five years after the date upon which the warrant is first exercisable.
     Subject to certain conditions and limitations, from time to time under the CEFF, we may require Kingsbridge to purchase shares of our common stock at a price that is between 90% and 94% of the volume weighted average price on each trading day during one or more eight day, forward-looking pricing periods. This allows us to raise capital as required, at times and in amounts we deem suitable. The maximum number of shares we may issue in any pricing period is the lesser of 2.5% of our market capitalization immediately prior to the commencement of the pricing period or $15 million; provided that no more than once per fiscal quarter, we can issue up to 3.5% of our market capitalization, subject to the $15 million limit. The minimum acceptable volume weighted average price for determining the purchase price at which our stock may be sold in any pricing period is the greater of $1.75 or 85% of the closing price for our common stock on the day prior to the commencement of the pricing period.
     The CEFF also requires us to file a registration statement with respect to the resale of shares issued pursuant to the CEFF and underlying the warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of our entry into the CEFF. Under the terms of the CEFF, the maximum number of shares we may sell is 11,572,610 shares (exclusive of the shares underlying the warrant but including any shares that may be issued in connection with a blackout notice pursuant to the Registration Rights Agreement executed in connection with the CEFF), which, under the rules of the NASDAQ Global Market, is approximately the maximum number of shares we may sell to Kingsbridge without approval of our stockholders. This limitation may limit the amount of proceeds we are able to obtain from the CEFF. Cell Genesys is not obligated to sell any of the up to $75 million of common stock available under the CEFF, and there are no minimum commitments or minimum use penalties. The CEFF does not contain any restrictions on our operating activities, automatic pricing resets or minimum market volume restrictions.
     We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the warrant in consideration of such commitment.
     Copies of the Common Stock Purchase Agreement, the Registration Rights Agreement and the Warrant executed in connection with the CEFF are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this current report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of these agreements does not purport to be complete, and is qualified in its entirety by reference to such exhibits.
     On February 5, 2007, we also issued a press release announcing our entry into the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
     The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Exhibit
Number	Description
10.1	Common Stock Purchase Agreement, dated as of February 5, 2007, by and between Kingsbridge Capital Limited and Cell Genesys, Inc.

Exhibit
Number	Description
10.2	Registration Rights Agreement, dated as of February 5, 2007, by and between Kingsbridge Capital Limited and Cell Genesys, Inc.

10.3	Warrant for the purchase of shares of common stock, dated February 5, 2007, issued to Kingsbridge Capital Limited by Cell Genesys, Inc.

99.1	Press Release issued by Cell Genesys, Inc. on February 5, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.
Date: February 5, 2007	By:	/s/ Sharon Tetlow
	Name:	Sharon Tetlow
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Common Stock Purchase Agreement, dated as of February 5, 2007, by and between Kingsbridge Capital Limited and Cell Genesys, Inc.

10.2	Registration Rights Agreement, dated as of February 5, 2007, by and between Kingsbridge Capital Limited and Cell Genesys, Inc.

10.3	Warrant for the purchase of shares of common stock, dated February 5, 2007, issued to Kingsbridge Capital Limited by Cell Genesys, Inc.

99.1	Press Release issued by Cell Genesys, Inc. on February 5, 2007